Exhibit 99.1

Runway Growth Credit Fund Provides Third Quarter 2020 Portfolio Update

–   $41.5 Million in Funded Loans

–   Total Loan and Investment Originations Since Inception Grows To $685 Million and $637.1 in Funded Investments

WOODSIDE, CA, October 22, 2020—Runway Growth Credit Fund Inc. (the “Fund” or “Runway Growth”), a leading lender of growth capital to both venture and non-venture backed companies seeking an alternative to raising equity, provided an operational and portfolio update for the third quarter ended September 30, 2020.

“During the third quarter we originated $40 million in new loans as well as $1.5 million in advances to existing portfolio companies for a total of $41.5 million of funded commitments. In a challenging environment, we were able to successfully close one new investment and increase our pipeline, with additional investments expected to close during the fourth quarter of 2020,” said Runway Growth CEO, David Spreng.  “We are especially pleased to support the growth of new and existing portfolio companies. In our previous Portfolio Updates, we stated we were open for business, with substantial dry powder that we intend to deploy judiciously. We continue to actively review new investment opportunities and provide capital solutions to high-quality, growing companies."

Total new loan commitments for the third quarter of 2020 equaled $40 million, bringing the total loan and other investment originations for the Fund to $685 million since launch.

COVID-19’s Current Impact

Since early March, when the COVID-19 pandemic began to more fully unfold, our primary priorities continue to be 1) the health and well-being of our team, while also maintaining our current business operations, and 2) protecting our investors’ capital by supporting the efforts of our portfolio companies to adjust to the uncertain and rapidly changing environment. Our business continuity/work from home plans remain in place and our team, in four locales, has been working together seamlessly on a socially-distanced basis. We continue to work closely with our portfolio companies to identify and assess their current business circumstances and the impact of the pandemic on their teams, business, liquidity, and capital structures. We are pleased with the adaptability and resilience demonstrated by our team, our business partners, and our portfolio.

●	Liquidity and Capital Resources: At 9/30/2020, our available liquidity and capital resources exceeded $163 million, consisting of cash, $62.5 million in undrawn availability under our $100 million revolving credit facility with KeyBank National Association and CIBC Bank USA, and approximately $100 million in undrawn equity capital commitments from investors in our Second Private Offering.

●	Portfolio Construction and Management: At 9/30/2020, our portfolio included 22 portfolio company debt investments and 27 equity investments (which includes warrants received in conjunction with our debt financings) to a group of well-diversified companies in technology, life sciences, healthcare information and services, consumer and business services, and internet retail. Our portfolio is diversified by industry, region, and sponsor. We engage in active communications with our portfolio companies as part of our normal business operations and have added to the frequency of our communications as recent macro-and-micro economic factors have dictated. The performance of growth stage and venture-backed companies can be highly variable and impacted by many factors that influence revenue, profitability, and the ability to raise additional capital. We monitor these developments closely in partnership with our portfolio companies.

●	Growth Debt Market and New Investment Activity: While the pace of new investment activity has moderated when compared to 2019, we continue to actively evaluate new transactions, albeit with more restrictive credit standards given continued economic uncertainty. We believe that the demand for capital in our core markets, including our new life sciences vertical, will ultimately remain strong. During the third quarter of 2020, we have seen a significant number of new opportunities in the life sciences market and other verticals that would have been served by other sectors of the private credit market prior to the COVID-19 pandemic and associated market upheaval. The market is active and remains competitive.

Originations

Runway Growth funded three loans and other investments during the third quarter ended September 30, 2020, including one investment in a new portfolio company and two follow-on investments in existing portfolio companies, as follows:

●	$40 million senior secured term loan commitment to new portfolio company, Porch.com Inc. (“Porch.com”), the entirety of which was funded during the third quarter of 2020. Founded in 2013, Porch.com is a vertical SaaS company focused on making the home simple by providing software and services to companies that serve homebuyers, homeowners and renters. Porch.com’s customers include moving companies, home inspectors, large utilities, real estate professionals and other providers of goods and services that homeowners and renters require both on an ongoing and periodic basis; and,

●	$1.5 million advances in total to two existing portfolio companies.

Liquidity Events

During the third quarter ended September 30, 2020, Runway Growth experienced a combination of full and partial liquidity events totaling $21.6 million, including:

●	In September, in conjunction with its sale to Royal Phillips, Intact Vascular, Inc. prepaid its outstanding principal balance of $15.3 million including interest and associated fees.
●	In August, in conjunction with a partial prepayment, Ouster, Inc. prepaid $3.2 million including interest and associated fees.
●	In July, in conjunction with the sale of certain public equity securities, the Fund received $3.1 million in proceeds.

Concluding his remarks, Spreng added: “It is more important than ever to support passionate entrepreneurs not only in growing their businesses, but also in helping them to achieve their visions. We will continue to make prudent growth and venture debt investments as companies seek our financing solutions. We believe that we have a conservative balance sheet with substantial liquidity in the form of cash, unutilized revolving credit capacity and undrawn equity capital commitments. Our strategic and business relationships with our partners remain very strong, including with our largest investor and strategic partner Oaktree Capital Management.”

About Runway Growth Capital LLC and Runway Growth Credit Fund, Inc.

Runway Growth Capital LLC is the investment advisor to Runway Growth Credit Fund Inc., a lender of growth capital to companies seeking an alternative to raising equity. Led by industry veteran David Spreng, the Fund provides senior term loans of $10 million to $50 million to fast-growing companies based in the United States and Canada. The Fund is a closed-end investment fund that has elected to be regulated as a business development company under the Investment Company Act of 1940. For more on the Fund and its manager, Runway Growth Capital LLC, please visit our website at www.runwaygrowth.com.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties, including the impact of COVID-19 and related changes in base interest rates and significant market volatility on our business, our portfolio companies, our industry and the global economy. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Runway Growth’s filings with the Securities and Exchange Commission. Runway Growth undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Thomas B. Raterman, Chief Financial Officer, tr@runwaygrowth.com

Jay Kolbe, Co-Founder and Senior Managing Partner, Impact Partners jay@Impactpartnerspr.com